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                                                                     Exhibit 3

                                     As Amended and Restated December 12, 2001

                               THE LTV CORPORATION

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

         SECTION 1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors). The Chairman and the chairman of the meeting shall have the power and authority to determine and maintain the rules, regulations and procedures for the proper conduct of all meetings of stockholders, including, but not limited to, maintaining order, restricting entry to meetings after they have commenced, the length of such meetings, the order of business, the order and duration of statements from the floor, opening and closing the polls and dismissing business not properly brought before the meeting.

         SECTION 2. Annual meetings of stockholders shall be held on such day and at such time as may be fixed by the Board of Directors, at which they shall elect by a plurality vote a class of directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. For the purposes of Sections 11 and 12 of this Article, the Board of Directors, the chairman of the Board of Directors or the Secretary of the corporation may choose a tentative date (the "Tentative Meeting Date") for any stockholder meeting which date may be set forth in the corporation's proxy materials for the annual meeting next preceding such Tentative Meeting Date or a filing with the Securities and Exchange Commission on Form 10-K, 10-Q or 8-K or may be published by any other means. Notice of a Tentative Meeting Date does not serve as notice of a stockholder meeting.

         SECTION 4. A complete list of the stockholders entitled to vote at any election of directors, arranged in alphabetical order and showing the address of each stockholder and the number of voting shares held by each, shall be prepared by the office in charge of the stock ledger and shall be filled at a place within the city where the election is to be held (which place, if other than the meeting place, shall be specified in the notice

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of the meeting) at least ten days before such election, and shall at all times prior to the election during the usual hours for business, and during the whole time of said election, be open to examination and inspection of any stockholder.

         SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding not less than 25 percent of the outstanding Common Stock. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law as the same exists or may hereafter be amended, such notice shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance for a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 7. The holders of a majority of the votes attributed to the stock issued and outstanding and entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in accordance with Section 6 hereof, until a quorum shall be present or represented.

         SECTION 8. When a quorum is present at any meeting the vote of the holders of a majority of the votes attributed to the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 9. In all elections of directors, each stockholder shall have the right to vote the number of votes attributed to the shares of the capital stock having voting power held by such stockholder, in person or by proxy, for as many persons as there are directors to be elected; in deciding all other questions at the meetings of stockholders, each stockholder shall be entitled to one vote per share, unless the constituent instrument establishing the class of capital stock held provides a different vote or votes for each share of such class in which event each stockholder holding shares of such class shall be entitled to such vote or votes, in person or by


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proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         SECTION 10. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, by consent or consents in accordance with Delaware law. In the event of the delivery, in the manner provided by Section 5 of
Article VI, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation, in the manner provided by Section 5 of
Article VI, represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 5 of
Article VI, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 5 of Article VI.

         SECTION 11. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.

         If a Tentative Meeting Date has been announced and the meeting date (disregarding any adjournments thereof) is not more than thirty days prior to and not more than thirty days after the Tentative Meeting Date, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the Tentative Meeting Date; provided, however, that if less than seventy days' prior public disclosure of the Tentative Meeting Date is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the Tentative Meeting Date was made. Otherwise, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the meeting date; provided, however, that if less than seventy days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the meeting date or such public disclosure was made.

         Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be


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disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 under the Exchange Act) by such stockholder and, if such shares are beneficially owned by any person(s) other than the stockholder of record, the name(s) and address(es) of each such beneficial owner of such shares and (iii) a description of all arrangements or understandings between the stockholder or any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the corporation.

         No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

         Nothing contained herein shall be deemed to create any obligation on the part of the corporation to include any stockholder nomination in the corporation's proxy statement.

         SECTION 12. Notice of Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.

         If a Tentative Meeting Date has been announced and the meeting date (disregarding any adjournments thereof) is not more than thirty days prior to and not more than thirty days after the Tentative Meeting Date, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the Tentative Meeting Date; provided, however, that if less than seventy days' prior public disclosure of the Tentative Meeting Date is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the Tentative Meeting Date was made. Otherwise, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty days nor more than ninety days prior to the meeting date; provided, however, that if less than seventy days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the meeting date or such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the



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reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 under the Exchange Act) by such stockholder and, if such shares are beneficially owned by any person(s) other than the stockholder of record, the names) and address(es) of each such beneficial owner of such shares and (d) any material interest of the stockholder or any such beneficial owner in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the corporation.

         Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except business submitted by or at the direction of the Board of Directors or by any stockholder of the corporation in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

         Nothing contained herein shall be deemed to create any obligation on the part of the corporation to include any stockholder proposal in the corporation's proxy statement.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. The number of directors shall be the number fixed from time to time by resolution of the Board of Directors, provided that the number shall be not less than three nor more than fifteen and, provided further that, there shall be added to such number of directors as so determined any number of directors elected director by the holders of any class of voting stock of the corporation pursuant to the terms of the constituent instrument establishing such class. The directors (other than any directors which may be elected by the class vote of any series of stock of the corporation pursuant to the terms thereof, which directors shall be elected at the time and serve for the term specified in the resolutions providing for the issue of such series of stock) shall be divided into three classes, each consisting of one-third of such directors as nearly as may be. One class of such directors having been elected initially for a one-year term, one class initially for a two-year term and one class initially three-year term, at each succeeding annual meeting of stockholders, successors to the class of directors whose term expires in that year shall be elected for a three-year term. If the number of such directors is changed, any increase or decrease in such directors shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and any additional director to any class shall hold office for a term which shall coincide with the term of such class. A director shall hold office until the annual meeting for the year in which his term expires and his successor is elected and qualifies; subject, however, to prior resignation, death or removal as provided by law and to prior expiration of such director's term in accordance with the Certificate of Incorporation. Upon the resignation, death or removal of any director or the expiration of his term, the term of his successor shall be the same term as that of the director who has so resigned, died or been removed. Director need not be stockholders.

         SECTION 2. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         SECTION 3. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series shall be filled in the manner provided in the constituent instrument establishing such class, classes or series.

         SECTION 4. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 6. Members of the Board of Directors or of any of its committees may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

         SECTION 7. The first meeting of directors following the election of a class of directors by the stockholders shall be a special meeting and shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 8. Regular meetings of the Board of Directors shall be held without special notice at such time and at such place as shall from time to time be determined by the board.

         SECTION 9. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the president, or on the written request of two directors, by the Secretary. Written notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting if by mail, or at least twenty-four hours if by telegram, telex or telecopy.

         SECTION 10. At any stated or special meeting of the Board of Directors a majority of the directors at the time in office (but not less than one-third of the whole board as determined in accordance with the provisions of Section 1 of this Article III) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present. No notice of any adjourned meeting need be given unless otherwise required by law.



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                             COMMITTEES OF DIRECTORS

         SECTION 11. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole board, appoint one or more committees of directors, including, but not limited to, an executive committee, each committee to consist of not less than three nor more than seven members (as determined from time to time by resolution of the Board of Directors). Any such committee or committees, other than the executive committee, appointed by the Board of Directors shall have and may exercise the powers and authority and carry out the responsibilities which the Board of Directors shall specify or delegate. Unless otherwise provided by the Board of Directors, the executive committee shall, during the intervals between meetings of the Board of Directors, have and may exercise all of the powers of the board of director in the management of the business and affairs of the corporation, including the election or appointment of officers of the corporation (other than Chairman of the Board, President, Secretary and Treasurer), the declaration of dividends and the authorization of the issuance of stock and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the executive committee may not rescind any action previously taken by the Board of Directors. A majority of the members of the executive committee, and of any audit, finance or nominating committees that may be established, shall be directors who were not directors of the corporation prior to June 28, 1993 (the effective date of reorganization). In no event shall any committee have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, the election or appointment of officers (except as set forth in the next preceding sentence), recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation. Meetings of the executive committee may be called and notices given in the same manner as calling and giving notice of special meetings of the Board of Directors.

         SECTION 12. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors, when required.

                            COMPENSATION OF DIRECTORS

         SECTION 13. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fee for attendance at each meeting of the Board of Directors and a stated fee as a director; such fees may be paid in securities of the corporation or rights, options or warrants to purchase such securities. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed expenses and fees.

                                ACTION BY CONSENT

         SECTION 14. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committees.



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                                   ARTICLE IV

                                     NOTICES

         SECTION 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telecopier. Notice by telegram or telecopier shall be deemed to be given at the time sent.

         SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. The Board of Directors shall elect or appoint only such officers as it shall from time to time determine to be necessary or desirable.

         SECTION 2. The salaries of all elected officers of the corporation shall be fixed by the compensation committee of the Board of Directors, or if no compensation committee exists, then by the board.

         SECTION 3. The officers of the corporation shall hold office until their successors are chosen and qualify subject, however, to prior resignation, death or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         SECTION 4. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. Each of the officers elected or appointed by the Board of Directors shall have such duties and responsibilities the Board of Directors shall specify from time to time or, if the Board of Directors has elected or appointed an officer without making any such express specification, the duties and responsibilities of such officer provided for in this Article V.

                              CHAIRMAN OF THE BOARD

         SECTION 6. The Chairman of the Board shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be in general charge of the business, operations, policies and affairs of the corporation. He shall have the power to call special meetings of the stockholders and directors for any purpose or purposes, in accordance with the provisions of the certificate of incorporation and by-laws of the corporation, and he shall preside at all meetings of the stockholders and board of directors, unless he shall be absent, or unless he shall, at his option, designate the President to preside in his stead at some particular


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meeting. The Chairman of the Board shall, in the absence or incapacity of the
President, have all of the powers granted by the By-Laws to the President.

                                    PRESIDENT

         SECTION 7. The President shall preside at meetings of the board or directors and of the stockholders in the absence of the Chairman of the Board, and he shall have power to call special meetings of the stockholders and the board of directors for any purpose or purposes. The President shall be the chief operating officer of the corporation. He shall have the power to sign stock certificates, contracts and instruments or conveyances, bonds, checks, drafts, notes, orders for the payment of money and similar obligations. The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence or disability of the Chairman of the Board.

                              SENIOR VICE PRESIDENT

         SECTION 8. The Senior Vice Presidents shall perform such duties and responsibilities and have such authority as shall be assigned or granted to them by the Board of Directors or by the President. They shall generally assist the President in the management of the corporation. Unless the Board of Directors determines otherwise, in the absence or disability of the President, the Senior Vice President, Executive Vice President or Group Vice President selected by the President shall perform the duties and exercise the powers of the President.

                        EXECUTIVE OR GROUP VICE PRESIDENT

         SECTION 9. The Executive Vice Presidents and Group Vice Presidents shall be responsible for the operation of divisions or subsidiaries of the corporation which are assigned to them respectively by the Board of Directors or the President and they shall perform such other duties and responsibilities and have such authority as may be assigned or granted to them by the Board of Directors or the President. With respect to the subsidiaries or divisions of the corporation which are assigned to them respectively, they shall report to the President of the corporation. Unless the Board of Directors determines otherwise, in the absence or disability of the President, the Senior Vice President, Executive Vice President or Group Vice President selected by the President shall perform the duties and exercise the powers of the President.

                             CHIEF FINANCIAL OFFICER

         SECTION 10. The Chief Financial Officer shall be the chief accounting and financial officer of the corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the corporation. He shall have responsibility for the preparation and interpretation of cash and working capital budgets, forecasts and related analyses, for the development of capital expenditure budgets and for the planning of cash requirements for the consummation of required financing arrangements. He shall be responsible for all financial planning on both a long-term and short-term basis and the disposition of investments held by the corporation as authorized by its Board of Directors or the executive committee of the Board of Directors. He shall direct the Treasurer and the Controller in the performance of their respective duties. He shall have such other duties and responsibilities and powers as may be delegated to him by the Board of Directors or its executive committee or by the President.



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                                 GENERAL COUNSEL

         SECTION 11. The General Counsel shall advise the Board of Directors with respect to the legal liabilities of the directors and of the corporation with respect to all matters presented to the Board of Directors for consideration and approval or presented to the directors for their written approval, which matters would include all SEC, corporate reorganization, acquisition, sale or other disposition and similar matters. He shall be responsible for the handling of all legal matters including compliance with, and interpretation of, law and governmental and other regulations and for retaining and supervising all outside legal counsel retained by the corporation. The General Counsel shall perform such other duties as may be assigned to him from time to time by the President, or the Board of Directors or its executive committee.

                                 VICE PRESIDENT

         SECTION 12. The Vice Presidents shall have such duties and responsibilities and shall exercise such authority as shall be delegated or granted to them by the Board of Directors or by the President. They shall generally assist the President and the Senior Vice Presidents in the performance of the duties and responsibilities, respectively, of such officers.

                       TREASURER AND ASSISTANT TREASURERS

         SECTION 13. Under the general direction of the Chief Financial Officer of the corporation, the Treasurer shall be responsible for all matters pertaining to the finances of the corporation. He shall have the care and custody of all monies, funds and securities of the corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the corporation in depositories as authorized by the Board of Directors. He shall have the power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the corporation, and to give proper receipts or discharges for all payments to the corporation. He shall be responsible for all terms of credit granted by the corporation and for the collection of all its accounts. He shall be responsible for all insurance matters and programs of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. The Treasurer shall perform such other duties as may be assigned to him from time to time by the President or the Chief Financial Officer.

         Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall assist the Treasurer and in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer.

                      CONTROLLER AND ASSISTANT CONTROLLERS

         SECTION 14. Under the general direction of the chief accounting officer of the corporation, the Controller shall be responsible for all matters pertaining to the accounts of the corporation and the supervision of the books of account, their installation, arrangement and classification. He shall maintain adequate records of all assets, liabilities and transactions; shall audit all payrolls and vouchers for payment by the corporation and all documents pertaining to such vouchers; see that an adequate system of internal audit of the transactions of the corporation is currently and regularly maintained; coordinate the efforts of the company's independent public accountants in its external audit program; receive, review, and consolidate all operating and financial



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

statements of the corporation and its various divisions and subsidiaries; and prepare financial statements, reports and analyses. He shall have supervision of the accounting practices of the corporation and of each division of the corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports. He shall be responsible for the timely preparation and filing of all federal, state and local tax returns of the corporation and the supervision of all matters relating to tax matters of the corporation. The Controller shall perform such other duties as may be assigned to him from time to time by the President or the chief accounting officer.

         Assistant Controllers in the order of their seniority, unless otherwise determined by the Board of Directors, shall assist the Controller, and in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller.

                       SECRETARY AND ASSISTANT SECRETARIES

         SECTION 15. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors and of its committees. He shall have charge of the seal of the corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary, which may be in facsimile. He shall keep and account for all books, documents, papers and records of the corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation. The Secretary shall perform such other duties as may be assigned to him from time to time by the President or the General Counsel.

         Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designations, preferences and relative, participating, option or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or shares thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


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

         SECTION 2. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                                LOST CERTIFICATES

         SECTION 3. The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificates alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

         SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING OF RECORD DATE

         SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting or stockholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the corporation may determine the stockholders entitled to consent to take corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

         Any person seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a


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

resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the previous paragraph).

         If no record date has been fixed by the Board of Directors pursuant to the second preceding paragraph or within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         In order that the corporation may determine whether stockholders holding the requisite number of shares desire to require the calling of a special meeting of the stockholders pursuant to Section 5 of Article II of these By-Laws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board or Directors and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

         Any person seeking to call a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.

         If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to call a special meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a request in writing of a stockholder requesting the calling of a special meeting and stating the purpose or purposes of the proposed meeting is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to call a special meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                             REGISTERED STOCKHOLDERS

         SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and



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

assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize an equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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


                          STOCK OPTIONS AND AGREEMENTS

         SECTION 7. Any stockholder of this corporation may enter into agreements giving to any other stockholder or stockholders or any third party an option to purchase any of his stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith, provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificates representing said shares of stock.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         SECTION 1. Dividends upon the capital stock of the corporation subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer of officers or such other person or persons as the Board of Directors may, from time to time, designate.

                                   FISCAL YEAR

         SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 1. These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.


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